Exhibit 10.37

Contract No.: 2016 Entrusted Loan No. 000004

General Contract of Entrusted Loan

Notes: On the basis of equity and free will of each party, this contract is signed by the parties through legal negotiations. All articles hereby are truly the expression of the parties. In order to protect the rights of bailor and borrower, bailee calls up hereby bailor and borrower to give full attention to the terms of rights and obligations herein for the parties, especially the bold parts.

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This contract is signed by three parties here below, dated 30th (day) September (month) 2016 (year).

Bailor:

Name: Hubei Asset Management Co., Ltd. Legal Representative: Li Niansheng

Address: 40th Floor, Hanjie Headquarter International B Tower, No. 86, Zhongbei Ave., Wuchang District, Wuhan City

Post Code: _____________

Contact Person: ______________ Phone No.: ______________

Bailee:

Name: Wuhan Jiang’an Branch of Industrial & Commercial Bank of China

Person in Charge: Lai Jun

Address: No. 988, Zhongshan Road, Jiang’an District, Wuhan City

Post Code: _____________

Contact Person: ______________ Phone No.: ______________

Borrower:

Name: Wuhan Kingold Jewelry Co., Ltd. Legal Representative: Jia Zhihong

Address: No. 15, Huangpu Science and Technology Park, Jiang’an District, Wuhan City

Post Code: _____________

Contact Person: ______________ Phone No.: ______________

In accordance with General Authorized Agent Agreement for Entrusted Loan (Agreement No.: 2016 Entrusted No. 001) signed by bailor and bailee, dated 28th (day), September (month), 2016 (year), and at the request of borrower, bailee agreed to issue this entrusted loan through bailor’s authorization. Through friendly negotiations, bailor, bailee and borrower hereby reach the agreements below and give full compliance.

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Chapter I Amount, Interest Rate, Life of Entrusted Loan and others

Article 1 Loan Currency and Amount. This entrusted loan is RMB 300,000,000.00 (SAY: THREE HUNDRED MILLION RMB). This loan is entrusted loan.

Article 2 Interest Rate of the Loan. Interest rate of this entrusted loan is calculated in the (1) way below.

(1) Annual interest rate is a fixed interest rate of 9.5%, which keeps unchanged in the loan term.

(2) It is calculated by     /    (increasing/decreasing/zero)   /  % based on bench mark of corresponding term lending rate issued by People’s Bank of China the day borrower withdraws. In the event People’s Bank of China changes bench mark of lending rate, loan interest in the contract herein shall change simultaneously. Borrowing rate is calculated for one term with (1/ 3/ 6/ 12) month and the interest is adjusted every term with sectional interest.

Article 3 Calculation and Settlement of Loan Interest. This entrusted loan is calculated by daily interest, monthly (monthly/quarterly/annual) settlement, for monthly settlement, settlement day is the 20th day of the month, for quarterly/annual settlement, settlement day is the 20th day of the last month in that quarter/year. For the unpaid loan interest in due date, bailee shall not count (count/ not count) compound interest. If not counting compound interest, it is calculated by overdue penalty interest rate stipulated in the contract herein.

Article 4 Term of the Loan. The term of this trusted loan is 24 months, dating from ______ (day) _____ (month) 2016 (year) to ______ (day) _____ (month) 2018 (year). In the event the borrower pays the loan back with the acceptance by bailor, interest is calculated by actual days and amount of the loan.

Article 5 Use of the Loan. Trusted loan in the contract herein is used for turnover of current capital.

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Article 6 Plan to Use the Loan. Pay to borrower at one time.

Article 7 Loan Repayment. Repayment plan and method of the borrower is agreed as following: Once payment for principal at maturity; Borrower could repay in advance.

The principal and interest of the loan shall be transferred to the account assigned by bailee on time.

Article 8 Guarantee of the Loan. Bailee confirms the guarantor of the loan is Jia Zhihong; guarantee type of the loan is joint liability guarantee.

Article 9 Loan Extension. After consultation between bailor and borrower, consensus is reached to extend trusted loan term; bailor, bailee and borrower should sign trusted loan extension agreement 10 days prior to the expiry of the loan.

Article 10 As required by bailee, bailor and borrower should provide such proof materials like business license, tax registration certificate, and annual inspection certificate.

Chapter II Rights and Obligations of Bailee

Article 11 As per the stipulations of General Authorized Agent Agreement for Entrusted Loan herein, bailee holds the right to confirm the borrower, loan use, loan amount, loan term, loan interest rate, and extension of the loan, and decide at its sole option to guarantee or not.

Article 12 Bailee should open special trusted loan account at bailor’s office and deposit in ample capital. Bailee should transfer the capital to borrower’s account within ______days.

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Article 13 Bailor itself supervises/ a~~uthorizes bailee to supervise~~ (delete unnecessary part) borrower’s use of the loan. What bailee supervised which is entrusted by bailor includes the following: (tick the available, delete the unnecessary)

~~□~~ to supervise the borrower on use of the loan as per the stipulation of the contract herein;

~~□~~ to supervise the execution of the project;

~~□~~ to assist to supervise borrower on production, operation, and management;

~~□~~ to assist to supervise guarantor on production, operation, and management;

~~□~~ to assist to supervise and urge mortgagor to keep mortgage appropriately (mortgage contract No._________);

~~□~~ to assist to keep mortgage and title certificate (Pledge contract No.________);

~~□~~ other special supervision (if any) ___________________________;

Article 14 If bailor agrees borrower to pay in advance, bailor shall inform bailee in written notice and finish prepayment procedure for borrower.

Article 15 The principal and interest bailor requires should be transferred into the special entrusted capital account:

Company Name: Hubei Asset Management Co., Ltd.

Account Name: Wuhan Jiang’an Branch of Industrial & Commercial Bank of China

Account No.: 3202114419100021338

Article 16 In case borrower has not paid the principal and interest in due time, bailor holds right to deduct directly from borrower’s account and borrower should not raise any objection on such acts.

Article 17 In case the loan is guaranteed, bailor should review guarantee capability of the guarantor, collateral ownership and value, and practicability of hypothec. Bailee undertakes no obligation of reviewing.

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As for the guaranteed extension loan, bailor should get guarantor’s prior acceptance and inform bailee and guarantor to renew extension contract 10 days in advance in written.

Cost for guarantee issues should be undertaken by   /  bailor.

Article 18 In case of deterioration of borrower’s operation and other situations endangering entrusted loan, the bailor has right to inform bailee to assist to recover entrusted loan in advance. Borrower accepts that bailee has right to declare the expiry of entrusted loan in advance as per bailor’s instruction.

Article 19 Bailor holds right to request the principal and interest of entrusted loan directly from borrower, as well as to initiate legal proceedings.

Chapter III Rights and Obligations of Bailee

Article 20 As per the stipulation of General Authorized Agent Agreement for Entrusted Loan, bailee holds right to request for the detailed use of the entrusted loan from bailor. If any doubts about the legality of the use arise herein, bailee could refuse to handle procedures.

Article 21 Bailee should check the contract herein compared to the General Entrusted Loan Notice signed by bailor. Lending procedure could be implemented after confirmation of full payment of entrusted loan.

Article 22 Bailee should transfer capital and interest paid from borrower promptly to entrusted loan special account, as requested by bailor, and should mark out the amount of capital and interest on capital transfer voucher.

Article 23 During the term of the contract, if borrower could not pay back the principal and interest in due time owing to borrower’s malfunction in management and operation; or guarantee herein occurs anything not in favor of loan asset; or borrower uses the loan not in compliance with the stipulation herein; bailee could terminate the contract in advance as requested by bailor, and deduct the principal and interest of the loan from borrower's account.

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Article 24 Bailee should make prompt collection of unpaid principal and interest in written. If borrower is not able to repay the loan, during the guarantee period, bailee should make prompt collection from borrower in written and report the situation to bailor.

Article 25 If bailee and borrower are not at the same district; bailee could transfer the agency to local office of Industrial and Commercial Bank of China in borrower’s district. Bailee undertakes responsibility for the acts of transferred agency.

Article 26 Bailee is entrusted by bailor to supervise the use of loan, and the following supervision measures should be taken:

Article 27 If guarantee is implemented in this entrusted loan, bailee should sign guarantee contract with guarantor designated by bailor, in accordance with bailor’s written notice, and handle necessary notarization and registration procedure. Bailee has right to request as per the stipulation in the contract herein, bailor or borrower to pay for the cost arising in the process of handling guarantee procedure.

Chapter IV Rights and Obligations of Borrower

Article 28 Borrower should open basic account or general deposit account in bailor’s operation agency to handle the issue of borrowing, repayment, payment of interest, etc.

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Article 29 Before use of the loan, borrower should withdraw money once or more times from bailee in accordance with loan plan. Every time before withdrawing, borrower should hand in notice to delivery to bailee one day(s) in advance.

Article 30 Borrower should use the loan in accordance with agreed purpose, and should not use the loan in misappropriation or diversion.

Article 31 Borrower should prepare ample amount of principal and interest in the current period on Bailee’s account before interest settlement or principal payment date, and should pay for the principal and interest as agreed hereto.

Article 32 In the duration of the contract, borrower should accept examination and supervision on the use of the loan from bailor and bailee. Borrower should provide timely financial accounting statement and other materials required by bailor and bailee.

Article 33 In the duration of the contract, if borrower is engaged in major investment, shareholding reform, contracting, leasing, joint venture, merging, division, foreign investment cooperation, paid property transfer and application for dissolution, etc. it should inform bailor and bailee 60 days in advance in written.

Article 34 If borrower requests to pay off the loan ahead of time, it shall submit to bailee the loan repayment application prior to _____days of planned payment date and accept bailor’s written approval.

Article 35 If borrower requests for loan extension, it shall submit to bailee the application prior to 30 days before expiry of the loan and accept bailor’s written approval.

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Article 36 Borrower should accept legal status of the transferred agency entrusted by bailee, and undertake all the obligations for transferred agency.

Chapter V Default Liability

Article 37 If borrower uses the loan inappropriately, bailee has right to, in accordance with default amount and term, make 0.5% daily rate penalty as per bailor’s written instruction and loan interest rate stipulated in the contract herein.

Article 38 If borrower fails to pay the principal and interest of the loan in due date, bailee has right to, in accordance with default amount and term, make 0.5% daily rate penalty as per bailor’s written instruction and loan interest rate stipulated in the contract herein.

Article 39 If bailee fails to release the loan as agreed date and amount, bailor has right to collect daily 0.5% default penalty.

Article 40 In the duration of the contract, the occurrence of any of the following events shall be deemed a default by borrower under this contract, and bailee has right to stop releasing loan as per bailor’s written instruction, recover loan in advance or deduct the principal and interest of the loan from borrower’s account without prior notice to borrower: if borrower

1. fails to pay the principal and interest of the loan as per the stipulation in the contract;

2. fails to use the loan as agreed in the contract herein;

3. loan is expired and fails to pay after Bailee’s collection;

4. fails to provide financial statement and other materials as required by bailor and bailee, or provide fake financial statement;

5. involved in major litigation or arbitration proceedings and other legal proceedings;

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Article 41 If bailor fails to pay for procedure cost, guarantee, litigation and other costs in due date, bailee has right to deduct directly relevant cost from bailor’s account in Industrial and Commercial Bank of China or from the principal and interest paid by borrower.

Chapter VI Miscellaneous

Article 42 Delivery. All the notice and instructions under the contract should be delivered in written. If delivered in person or by letter, signing date should be regarded as delivery date; through fax delivery, the date of receiving reply should be regarded as delivery date.

Article 43 Modification and Termination of the Contract. Once contract coming into force, if bailor, bailee, or borrower wants to modify the terms of the contract, modification could only occur when three parties reach a consensus after negotiation. If there were any guarantee herein, written approval from guarantor is indispensable.

Article 44 Disputes Settlement. Should any disputes happen in the process of the contract, all parties shall resolve them through consultations. If no settlement is reached; the following (2) settlement could be taken:

(1) Arbitration commission gave arbitration at _________ based on arbitration rule when the issue was submitted.

(2) Submitting to local People‘s Court where bailee lives.

Article 45 Other items that bailor, bailee and borrower have agreed upon (this Article should not have conflicts with other articles and impact practical rights and obligations between the parties.)

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1. Bailor, bailee and borrower confirm collectively: if borrower fails or is not able to perform the obligation stipulated in the contract herein, bailor could institute a suit to People’s Court in its own name.

2. Bailor, bailee and borrower confirm collectively: after prudent consideration, three parties agree voluntarily that the contract is notarized and given compulsory execution in notarial office in compliance with laws and stipulations from signing date of the contract. Bailor agrees that bailee could apply to handle by itself all the issues in relevance with applying for the issuing of certificates (include but not limited to, make notarization application, performing notarization procedure, check the debt, signing notarization documents, apply for prosecution from court, etc.) Three parties have a complete understanding of the definition, contents, procedure and effectiveness of compulsory execution notarization and bring no disputes to the obligations stipulated in the contract. Three parties agree collectively: if borrower fails or is not able to perform the obligations, bailor has right to apply for compulsory execution certificate directly from notarization office, or apply for compulsory execution from People’s Court with jurisdiction, without implementing any issuing procedure; meanwhile, borrower accepts compulsory execution from People’s Court voluntarily and gives up any counterpleading. The agreement hereof on compulsory execution of notarization prevails over implementation in Article 45, Section 1.

3. Bailor, bailee and borrower agree and confirm: Notice between three parties could be delivered by special messenger, certified mail, or express mail, etc. Three parties confirm address stipulated in the contract herein could be the deliver address for the notice deliver above. Three parties confirm address stipulated in the contract herein could be delivery address for notarial certificate, arbitration certificate, and court’s litigation documents; if not informing other parties in written of any change of the address in the contract, the address is regarded unchanged; if notification, notarial certificate, arbitration certificate and litigation documents are not received owing to mistake of stipulated address or untimely informing of address change, the day the notification or documents are rejected is regarded as delivery date during the delivery of the mail.

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Article 46 Unfinished Matters. Unfinished matters should comply with laws, regulations and financial stipulations in People’s Republic of China.

Article 47 Contract Effectiveness. The contract shall go into effect after signed by bailor, bailee and legal representative/ responsible person or the authorized representative of the borrower, and sealed with common seal and special seal for contract. The contract will be terminated automatically after rights and obligations of all parties are fully realized/ performed.

Article 48 Components of the Contract. Any documents in relevance to the contract including General Authorized Agent Agreement for Entrusted Loan, receipts, supplementary Articles of the loan contract modified by three parties shall be parts under this contract and have the same legal effect.

Article 49 Copies of the Contract. This contract shall be made in quintuplicate, having the same legal effect; bailor holds two, each for bailee, borrower and notary organs.

This page hereafter is intentionally left blank.

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This page is signing page of General Contract of Entrusted Loan by and between Hubei Asset Management Co., Ltd., Wuhan Jiang’an Branch of Industrial & Commercial Bank of China, and Wuhan Kingold Jewelry Co., Ltd.

Bailor: (Seal) Hubei Asset Management Co., Ltd. Legal Representative: (Signature)

Bailor: (Seal) Wuhan Jiang’an Branch of Industrial & Commercial Bank of China

Responsible Person or Authorized agent: (Signature)

Borrower: (Seal) Wuhan Kingold Jewelry Co., Ltd Legal Representative: (Signature)

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